UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of earliest event reported: September 24, 2013

SMITHFIELD FOODS, INC.

(Exact Name Of Registrant as Specified in Charter)

Virginia	001-15321	52-0845861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Commerce Street Smithfield, Virginia	23430
(Address of Principal Executive Offices)	(Zip Code)

(757) 365-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

A special meeting of shareholders (the “Special Meeting”) of Smithfield Foods, Inc. (the “Company”) was held on September 24, 2013 in Richmond, Virginia. A total of 109,934,738 shares of the Company’s common stock, out of a total of 139,196,460 shares of common stock issued and outstanding and entitled to vote as of August 5, 2013 (the “Record Date” for the Special Meeting), were present in person or represented by proxy at the Special Meeting. A summary of the voting results for the following proposals, each of which is described in detail in the Company’s proxy statement dated August 19, 2013 and first mailed to the Company’s shareholders on or about August 22, 2013, is set forth below:

Approval of the Merger Proposal

As previously reported, on May 28, 2013, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Shuanghui International Holdings Limited (“Parent”) and Sun Merger Sub, Inc., a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. The Company’s shareholders voted upon and approved a proposal to approve the Merger Agreement, the related plan of merger and the Merger (the “Merger Proposal”). The votes on the Merger Proposal were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

105,792,102	2,104,884	2,009,401	N/A

Advisory Vote on Named Executive Officer Merger-Related Compensation Proposal

The Company’s shareholders, on a non-binding, advisory basis, approved a proposal to approve certain compensation that will or may be paid by the Company to its named executive officers that is based on or otherwise relates to the Merger. The votes on this proposal were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

60,814,549	46,163,099	2,928,739	N/A

Adjournment of the Special Meeting

Because shareholders holding at least a majority of the shares of the Company’s common stock outstanding and entitled to vote at the close of business on the Record Date approved the Merger Proposal, the vote on the proposal to approve an adjournment of the Special Meeting if there had not been sufficient votes at the time to approve the Merger Proposal was not called.

Item 8.01.	Other Events.

On September 24, 2013, the Company issued a press release announcing that the Merger Agreement and the transactions contemplated thereby had been approved by the Company’s shareholders. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Press Release, September 24, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smithfield Foods, Inc.

By:	/s/ Michael H. Cole
Michael H. Cole
Vice President, Chief Legal Officer and Secretary

Dated: September 26, 2013

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release, September 24, 2013

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